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                          SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C. 20549


                                       FORM 8-A

                  FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                      PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                           SECURITIES EXCHANGE ACT OF 1934


                             CAPROCK COMMUNICATIONS CORP.
                (Exact Name of Registrant as Specified in Its Charter)


                  Texas                                  75-2765572
 (State of Incorporation or Organization)  (I.R.S. Employer Identification No.)



                            Two Galleria Tower, Suite 1925
                     13455 Noel Road, Dallas, Texas  75240-6638
             (Address of principal executive offices, including zip code)


 If this form relates to the             If this form relates to the
 registration of a class of securities   registration of a class of securities
 pursuant to Section 12(b) of the        pursuant to Section 12(g) of the
 Exchange Act and is effective pursuant  Exchange Act and is effective pursuant
 to General Instruction A.(c), please    to General Instruction A.(d), please
 check the following box / /.            check the following box /X/.


     Securities Act registration statement file number to which this form
relates:   333-57365
        ---------------
        (If applicable)

     Securities to be registered pursuant to Section 12(b) of the Act:


          Title of Each Class           Name of Each Exchange on Which
          to be so Registered           Each Class is to be Registered

          NONE                          NONE

     Securities to be registered pursuant to Section 12(g) of the Act:

                             Common Stock, $.01 par value
                                   (Title of class)

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ITEM 1.   DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

          A description of the Common Stock of CapRock Communications Corp. (the "Company") to be registered hereunder is set forth under the caption "Description of Capital Stock" in the Joint Proxy Statement/Prospectus contained in the Company's registration statement on Form S-4 (File
No. 333-57365), as filed with the Securities and Exchange Commission, which description is incorporated herein by reference.

ITEM 2.   EXHIBITS

          1. Specimen certificate for Common Stock of the Company registered hereunder (Incorporated herein by reference to Exhibit 4.1 of the Company's Registration Statement on Form S-4, File No. 333-57365).

          2. Amended and Restated Articles of Incorporation of the Company (Incorporated herein by reference to Exhibit 3.1 of the Company's
Registration Statement on Form S-1, File No. 333-57365).

          3. Amended and Restated Bylaws of the Company (Incorporated herein by reference to Exhibit 3.2 of the Company's Registration Statement on Form S-1, File No. 333-57365).

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                                   SIGNATURE


     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date:     June 29, 1998            CAPROCK COMMUNICATIONS CORP.


                                   By:  /s/ IGNATIUS W. LEONARDS
                                        --------------------------------
                                        Ignatius W. Leonards, President